EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-06591) pertaining to the 1981 Stock Option Plan, 1990 Employee Stock Purchase Plan, 1991 Stock Option Plan, and 1996 Stock Option Plan of Calgene, Inc. of our report dated February 24, 1997, with respect to the consolidated financial statements and schedule of Calgene, Inc. included in the Annual Report (Form 10-K) for the six months ended December 31, 1996.



                                                               ERNST & YOUNG LLP


Sacramento, California
March 26, 1997